Exhibit 10.3
AMENDMENT, WAIVER AND CONSENT AGREEMENT NO. 3
          AMENDMENT, WAIVER AND CONSENT AGREEMENT NO. 3 (this “Amendment”), dated as of January 31, 2008, relating to the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of September 12, 2007, among NAVISITE, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement), the Lenders, CIBC WORLD MARKETS CORP., as sole lead arranger (in such capacity, “Sole Lead Arranger”), as documentation agent (in such capacity, “Documentation Agent”) and as bookrunner (in such capacity, “Bookrunner”), CIT LENDING SERVICES CORPORATION, as syndication agent (in such capacity, “Syndication Agent”), and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York agency, as issuing bank (in such capacity, “Issuing Bank”) and as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank.
W I T N E S S E T H :
          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to Borrower pursuant to the terms and conditions set forth therein;
          WHEREAS, Section 6.01(e)(ii) of the Credit Agreement permits one or more Foreign Subsidiaries of the Borrower incorporated in the United Kingdom to incur Indebtedness not to exceed $10.0 million in the aggregate over the term of the Credit Agreement, the proceeds of which are to be used to fund the buildout and/or improvements to a data center in the United Kingdom;
          WHEREAS, Section 6.01(e)(i) of the Credit Agreement permits the Borrower to incur Indebtedness not to exceed $8.0 million in the aggregate at any time outstanding in respect of Purchase Money Obligations and Capital Lease Obligations;
          WHEREAS, in May 2007, Borrower entered into an agreement to lease 10,000 square feet of data center space in the United Kingdom and simultaneously therewith, Borrower entered into an agreement to provide colocation services to Hewlett Packard in the same space;
          WHEREAS, Borrower had believed that the terms of such arrangements were consistent with the monetary limits set forth in Section 6.01(e)(i) and (ii);
          WHEREAS, Borrower has determined in consultation with its independent accountants that the treatment in accordance with GAAP of such arrangements would result in Indebtedness of approximately $16.5 million being reflected in the financial statements of Borrower which amount exceeds the limits set forth in Section 6.01(e)(i) and (ii);
          WHEREAS, as a consequence thereof, one or more Defaults are in existence and continuing under the Credit Agreement;
          WHEREAS, Borrower has requested that the Credit Agreement be amended to increase the Permitted UK Datasite Buildout Indebtedness amount in the Credit Agreement from $10.0 million to $16.5 million;

          WHEREAS, Borrower has requested that the Administrative Agent and the Lenders agree, subject to the terms and conditions of this Amendment, to (i) consent to the increase in the Permitted UK Datasite Buildout Indebtedness and (ii) waive the Defaults and Events of Default arising from the failure to comply with the limitations set forth in Sections 6.01(e)(i) and (ii) (the “Subject Defaults”);
          WHEREAS, pursuant to Section 10.02(b) of the Credit Agreement, the consent of the Required Lenders is necessary to effect this Waiver;
          WHEREAS, the Lenders party hereto (the “Consenting Lenders”) constitute the Required Lenders under the Credit Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
CONSENTS
          SECTION 1.01 Consent. Subject to the conditions precedent set forth in Article V of this Amendment, the Consenting Lenders hereby consent to the execution by the Administrative Agent of this Amendment.
ARTICLE II
WAIVER
          SECTION 2.01 Waiver of Defaults and Event of Default. Subject to the conditions precedent set forth in Article V of this Amendment the Consenting Lenders hereby waive any Defaults and Event of Default resulting from (i) any failure of Borrower to provide the related notification required by Section 5.02(a), with respect to the Subject Defaults, in each case to the extent any Default or Event of Default will arise therefrom, (ii) the failure to comply with the $10,000,000 limitation pursuant to Section 6.01(e)(ii), with respect to the Subject Defaults, and (iii) the failure to comply with the $8,000,000 limitation pursuant to Section 6.01(e)(i), with respect to the Subject Defaults.
ARTICLE III
AMENDMENT TO CREDIT AGREEMENT
          SECTION 3.01 Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows (subject to the conditions precedent set forth in Article V of this Amendment):
     (a) Section 6.01(e)(ii) is hereby amended by deleting the reference to “$10,000,000” therein and replacing it with “$16,500,000” and adding at the end of the clause before the semicolon the following: “; provided that such Permitted UK Datasite Buildout Indebtedness will be reduced by the repayment of Permitted UK Datasite Buildout Indebtedness until such time that it shall not exceed $10,000,000”.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Borrower hereby represents, warrants and acknowledges the following:
          SECTION 4.01 Representations and Warranties. The representations and warranties of the Loan Parties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date (other than representations and warranties which by their terms relate to an earlier date), except with respect to the matters described herein.
          SECTION 4.02 No Default or Event of Default. Both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, other than with respect to the matters described herein.
          SECTION 4.03 Authorization; Enforceability. Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of this Amendment.
          SECTION 4.04 Execution. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 4.05 No Conflicts. The execution, delivery and performance of this Amendment by each Loan Party (i) will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any Requirement of Law applicable to such Loan Party and (iii) will not violate or result in a default under any indenture or other material agreement or instrument binding upon such Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder.
ARTICLE V
CONDITIONS PRECEDENT TO EFFECTIVENESS
          The effectiveness of this Amendment is subject to the prior satisfaction of the following conditions precedent:
          SECTION 5.01 Costs and Expenses. Borrower shall have paid all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the documentation contemplated hereby, including the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel llp, counsel for the Administrative Agent with respect thereto.
          SECTION 5.02 Execution by Loan Parties. Borrower shall have delivered to the Administrative Agent (or its counsel) a copy of this Amendment manually executed and delivered by each Loan Party (which may be transmitted by facsimile or by email).

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          SECTION 5.03 Execution by Consenting Lenders and Collateral Agent. The Administrative Agent (or its counsel) shall have received from each Consenting Lender and each of the other parties hereto a counterpart of this Amendment executed on behalf of such party (which may be transmitted by facsimile or by email).
ARTICLE VI
AFFIRMATION AND ACKNOWLEDGMENT
          SECTION 6.01 Acknowledgment and Affirmation. Each Loan Party hereby (i) expressly acknowledges and affirms the terms of the Credit Agreement and the other Loan Documents, (ii) ratifies and affirms after giving effect to this Amendment its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) after giving effect to this Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.
          SECTION 6.02 Enforceability. Each Loan Party further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.
          SECTION 6.03 Course of Dealing. Each Loan Party hereby acknowledges and agrees that the acceptance by the Administrative Agent, each Lender and each other Agent of this Amendment shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.
ARTICLE VII
MISCELLANEOUS PROVISIONS
          SECTION 7.01 Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Loan Parties and the Consenting Lenders.
          SECTION 7.02 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. On and after giving effect to this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment and the other Loan Documents embody the entire agreement between

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the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
          SECTION 7.03 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
          SECTION 7.04 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by facsimile or email shall be effective as delivery of a manually executed counterpart.
          SECTION 7.05 Cooperation; Other Documents. At all times following the execution of this Amendment, each Loan Party shall execute and deliver to the Lenders and the Administrative Agent, or shall cause to be executed and delivered to the Lenders and the Administrative Agent, and shall do or cause to be done all such other acts and things as any of the Lenders and the Administrative Agent may reasonably deem to be necessary or desirable to confirm their obligations under the Loan Documents.
          SECTION 7.06 Governing Law; Jurisdiction; Consent to Service of Process. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
          SECTION 7.07 Release. In further consideration of the Consenting Lenders’ execution of this Amendment, each Loan Party hereby releases the Administrative Agent, the Collateral Agent and each Lender and each of their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every kind or nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any Loan Party may have against the Releasees which arise from or in any way relate to the Credit Agreement, Obligations and/or Secured Obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with or relating to any of the Loan Documents, and any third parties liable in whole or in part for the Obligations or Secured Obligations, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which any of the Releasees may have taken or omitted to take prior to the date hereof).
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunder duly authorized as of the date and year first above written.

NAVISITE, INC.
By:	/s/ James W. Pluntze
	Name:	James W. Pluntze
	Title:	Chief Financial Officer

AVASTA, INC.
CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.
CLEARBLUE TECHNOLOGIES/CHICAGO-WELLS, INC.
CLEARBLUE TECHNOLOGIES/LAS VEGAS, INC.
CLEARBLUE TECHNOLOGIES/LOS ANGELES, INC.
CLEARBLUE TECHNOLOGIES/MILWAUKEE, INC.
CLEARBLUE TECHNOLOGIES/OAK BROOK, INC.
CLEARBLUE TECHNOLOGIES/VIENNA, INC.
CLEARBLUE TECHNOLOGIES/DALLAS, INC.
CLEARBLUE TECHNOLOGIES/NEW YORK, INC.
CLEARBLUE TECHNOLOGIES/SAN FRANCISCO, INC.
CLEARBLUE TECHNOLOGIES/SANTA CLARA, INC.
CONXION CORPORATION
INTREPID ACQUISITION CORP.
LEXINGTON ACQUISITION CORP.
MANAGEDOPS.COM, INC.
SUREBRIDGE ACQUISITION CORP.
SUREBRIDGE SERVICES, INC.
AMERICA’S JOB EXCHANGE, INC. (FORMERLY
KNOWN AS NAVISITE ACQUISITION SUBSIDIARY, INC.)
JUPITER HOSTING, INC.
1100 TECHNOLOGIES, INC.
NAVI ACQUISITION CORP.
NETASPX, LLC
NETASPX ACQUISITION, INC.
NCS HOLDING COMPANY
NETWORK COMPUTING SERVICES, INC.
By: /s/ James W. Pluntze
       Name: James W. Pluntze
       Title: Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE,
acting through its New York agency, as
Administrative Agent
By : /s/ Gerald Girardi
        Name: Gerald Girardi
        Title: Canadian Imperial Bank of Commerce
                           Authorized Signatory

CIBC INC, as a Lender
By:	/s/ Gerald Girardi
	Name:	Gerald Girardi
	Title:	Authorized Signatory
CIBC Inc.

CIFC FUNDING 2007-II, LTD. CIFC FUNDING 2007-III, LTD. CIFC FUNDING 2007-50, LTD., as a Lender
By:	/s/ Elizabeth Chow
	Name:	Elizabeth Chow
	Title:	Head of Underwriting

CITIGROUP GLOBAL MARKETS REALTY CORP., as a Lender
By:	[ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Authorized Signatory

CIT LENDING SERVICES CORPORATION, as a Lender
By:	/s/ Anthony Holland
	Name:	Anthony Holland
Title : Vice President

Knightsbridge CLO 2007-1, as a Lender
By:	/s/ Robert Hicks
	Name:	Robert Hicks
	Title:	Portfolio Manager

By:	/s/ Douglas Maher
	Name:	Douglas Maher
	Title:	Portfolio Manager

Eton Park CLO Management 1, as a Lender By: Eton Park Asset Management, L.L.C. as Collateral Manager
By:	/s/ Patrick Dennis
	Name:	Patrick Dennis
	Title:	Chief Financial Officer

Eton Park CLO Management 2, as a Lender By: Eton Park Asset Management, L.L.C. as Collateral Manager
By:	/s/ Patrick Dennis
	Name:	Patrick Dennis
	Title:	Chief Financial Officer